GTC TELECOM CORP.
              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To  the  Board  of  Directors
GTC  Telecom  Corp.  and  Subsidiaries


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-88521, 333-94969, 333-37496, 333-73614 and 333-81898) of our report dated August 29, 2004, except for Note 14, as to which the date is September 19, 2004, appearing in the Annual Report on Form 10-KSB of GTC Telecom Corp. and subsidiaries for the year ended June 30, 2004.



                      /s/ Squar, Milner, Reehl & Williamson, LLP


Newport  Beach,  California
September  28,  2004